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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 33-13490, No. 33-35433, No. 33-55954, No. 33-57428, No.
33-71706, No. 33-53831, No. 33-53837, No. 33-54961, No. 33-56685, No. 33-56683,
No. 33-56677, No. 33-56679, No. 33-62057, No. 33-59107, No. 33-64073 and No. 33-
62401), and in the Registration Statements on Form S-8 (File No. 33-65402, No. 33-69926, No. 33-47131, No. 33-13532, No. 33-53833, No. 33-56681 and No. 33-
62059) of Sterling Software, Inc., and in the related Prospectuses of our report dated November 16, 1995, with respect to the consolidated financial statements of Sterling Software, Inc. included in this Annual Report on Form 10-K for the year ended September 30, 1995.



                                     Ernst & Young LLP


Dallas, Texas
November 16, 1995